UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2012

Procera Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33691	33-0974674
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4121 Clipper Court, Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Restated Executive Employment Agreement with James F. Brear

On December 4, 2012, Procera Networks, Inc. (the “Company”) entered into a Restated Executive Employment Agreement with James F. Brear, the Company’s President and Chief Executive Officer (the “Restated Brear Agreement”). The Restated Brear Agreement amends and restates the Executive Employment Agreement, dated February 6, 2008, by and between the Company and Mr. Brear.

The Restated Brear Agreement provides that Mr. Brear’s initial annual base salary shall be $345,000, which will increase to $360,000, effective January 1, 2013. Mr. Brear will continue to be eligible to receive an annual discretionary target bonus of 80% of his annual base salary based upon a set of objectives mutually agreed to by Mr. Brear and the Company’s Board of Directors in the first month of each fiscal year.

Under the Restated Brear Agreement, if the Company terminates Mr. Brear’s employment without “Cause” or if Mr. Brear resigns for “Good Reason” (each as defined in the Restated Brear Agreement), subject to Mr. Brear’s agreement to release any claims against the Company, Mr. Brear will be entitled to receive certain severance benefits, including: (i) a cash severance equal to 180% of his annual base salary, payable over 12 months; (ii) health insurance and other employee benefits for him and his eligible dependents for up to 12 months following such termination; (iii) the pro rata portion of his bonus earned for the year of termination; and (iv) if the termination occurs within twelve months after a “Change in Control” of the Company (as defined in the Restated Brear Agreement), the unvested portion of all outstanding equity awards held by Mr. Brear will immediately become fully vested; otherwise, the vesting of each equity award held by Mr. Brear shall be accelerated by 12 months and, if any of Mr. Brear’s equity awards are less than 100% vested after giving effect to the additional vesting, each vesting cliff for such award will be eliminated and the award shall be deemed to have vested on a pro rata daily basis measured from the vesting commencement date of the award.

Under the Restated Brear Agreement, Mr. Brear will also be entitled to receive certain benefits upon his death or termination for disability, including receipt of accrued salary, bonus and vacation, and payment of the pro rata amount of any bonus earned for the year of termination. In addition, if any of Mr. Brear’s equity awards are less than 100% vested as of the date of his death or termination for disability, each vesting cliff for such award will be eliminated and the award shall be deemed to have vested on a pro rata daily basis measured from the vesting commencement date through the date of his death or termination for disability.

The foregoing description of the material amendments contained in the Restated Brear Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Restated Brear Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Restated Executive Employment Agreement with Charles Constanti

On December 3, 2012, the Company entered into a Restated Executive Employment Agreement with Charles Constanti, the Company’s Chief Financial Officer (the “Restated Constanti Agreement”). The Restated Constanti Agreement amends and restates the Executive Employment Agreement, dated April 27, 2009, by and between the Company and Mr. Constanti.

The Restated Constanti Agreement provides that Mr. Constanti’s initial annual base salary shall be $250,000, which will increase to $260,000, effective January 1, 2013. Mr. Constanti will continue to be eligible to receive an annual discretionary target bonus of 60% of his annual base salary based upon a set of objectives mutually agreed to by Mr. Constanti and the Company’s Board of Directors in the first month of each fiscal year.

Under the Restated Constanti Agreement, if the Company terminates Mr. Constanti’s employment without “Cause” or if Mr. Constanti resigns for “Good Reason” (each as defined in the Restated Constanti Agreement), subject to Mr. Constanti’s agreement to release any claims against the Company, Mr. Constanti will be entitled to receive certain severance benefits, including: (i) a cash severance equal to 160% of his annual base salary, payable over 12 months;

(ii) health insurance and other employee benefits for him and his eligible dependents for up to 12 months following such termination; (iii) the pro rata portion of his bonus earned for the year of termination; and (iv) if the termination occurs within twelve months after a “Change in Control” of the Company (as defined in the Restated Constanti Agreement), the unvested portion of all outstanding equity awards held by Mr. Constanti will immediately become fully vested; otherwise, the vesting of each equity award held by Mr. Constanti shall be accelerated by 12 months and, if any of Mr. Constanti’s equity awards are less than 100% vested after giving effect to the additional vesting, each vesting cliff for such award will be eliminated and the award shall be deemed to have vested on a pro rata daily basis measured from the vesting commencement date of the award.

Under the Restated Constanti Agreement, Mr. Constanti will also be entitled to receive certain benefits upon his death or termination for disability, including receipt of accrued salary, bonus and vacation, and payment of the pro rata amount of any bonus earned for the year of termination. In addition, if any of Mr. Constanti’s equity awards are less than 100% vested as of the date of his death or termination for disability, each vesting cliff for such award will be eliminated and the award shall be deemed to have vested on a pro rata daily basis measured from the vesting commencement date through the date of his death or termination for disability.

The foregoing description of the material amendments contained in the Restated Constanti Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Restated Constanti Agreement filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Restated Executive Employment Agreement for James F. Brear, dated December 4, 2012

10.2	Restated Executive Employment Agreement for Charles Constanti, dated December 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2012	Procera Networks, Inc.

	By:	/s/ Charles Constanti
	Name:	Charles Constanti
	Title:	Chief Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Number	Description

10.1	Restated Executive Employment Agreement for James F. Brear, dated December 4, 2012

10.2	Restated Executive Employment Agreement for Charles Constanti, dated December 3, 2012